UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2020

TELIGENT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08568	01-0355758
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

105 Lincoln Avenue

Buena, New Jersey 08310

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (856) 697-1441

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TLGT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Amendments to Senior Credit Facilities

On April 6, 2020 (the “Amendment Closing Date”), Teligent, Inc. (the “Company”) entered into (i) Amendment No. 2 to First Lien Revolving Credit Agreement (the “First Lien Amendment”), effective as of December 31, 2019, amending that certain First Lien Revolving Credit Agreement, dated December 13, 2018, by and among the Company, as a borrower, Teligent Canada, Inc., as a borrower, certain subsidiaries of the Company, as guarantors, the lenders party thereto, and ACF Finco I LP, as administrative agent and collateral agent for the lenders (as amended, including by the First Lien Amendment, the “First Lien Credit Agreement”), and (ii) Amendment No. 4 to Second Lien Credit Agreement (the “Second Lien Amendment”), effective as of December 31, 2019, amending that certain Second Lien Credit Agreement, dated December 13, 2018, by and among the Company, as a borrower, Teligent Canada, Inc., as a borrower, certain subsidiaries of the Company, as guarantors (the “Guarantors”), the lenders party thereto, and Ares Capital Corporation, as administrative agent and collateral agent for the lenders (as amended, including by the Second Lien Amendment, the "Second Lien Credit Agreement").

The First Lien Amendment amends the First Lien Credit Agreement to, among other things, (i) increase interest rates, (ii) reset prepayment premiums and modify the terms of certain mandatory prepayments and (iii) modify certain financial covenant levels, each as further described herein and in the First Lien Amendment attached hereto and incorporated by reference herein. Pursuant to the First Lien Amendment, the interest rate on the loans issued under the First Lien Credit Agreement increases from and after the Amendment Closing Date (x) with respect to eurodollar loans, from 3.75% to 5.50%, and (y) with respect to ABR loans, from 2.75% to 4.50%. In addition, from and after the Amendment Closing Date, the interest rate floor applicable to such loans increases by .50% with respect to both the eurodollar loans and ABR loans. The First Lien Credit Agreement also provides that in the event of receipt of net proceeds from a disposition triggering a mandatory prepayment under the First Lien Credit Agreement, net proceeds of such disposition will be applied as follows: (i) first, to be retained by the Company or applied to amounts outstanding under the First Lien Credit Agreement until such time as liquidity of the Company and its subsidiaries equals $10 million, (ii) next to amounts outstanding under the First Lien Credit Agreement (without a permanent reduction in the revolving loan commitments of the lenders) until such amounts are paid in full (with the first lien administrative agent having the right to waive such prepayment, in which event, such net proceeds are applied to amounts outstanding under the Second Lien Credit Agreement), and (iii) finally, to amounts outstanding under the Second Lien Credit Agreement. In addition, pursuant to the First Lien Amendment, the Company has agreed at all times (including as a condition to borrowing under the First Lien Credit Agreement) to maintain book cash of the Company and its subsidiaries not in excess of $10,000,000 with any excess being required to prepay the outstanding obligations under the First Lien Credit Agreement. The First Lien Amendment resets the period during which a prepayment premium may be required under the First Lien Credit Agreement until the date that is thirty months after the Amendment Closing Date. In addition, the following additions and changes to financial covenants set forth in the First Lien Credit Agreement are made pursuant to the First Lien Amendment: (i) a new minimum net revenue covenant is added that is tested on the last day of each fiscal quarter until the quarter ending December 31, 2020, (ii) a minimum consolidated adjusted EBITDA covenant that is tested on the last day of each fiscal quarter ending during the period from March 31, 2021 to September 30, 2022 is reset, (iii) a total net leverage covenant is eliminated and (iv) a minimum liquidity covenant is added and will be tested at all times during the term of the First Lien Credit Agreement.

The Second Lien Amendment amends the Second Lien Credit Agreement to, among other things, (i) increase interest rates and modify provisions relating to interest payable in kind, (ii) modify the terms of certain mandatory prepayments, (iii) modify certain covenants, including financial covenants, each as further described herein and in the Second Lien Amendment attached hereto and incorporated by reference herein. Pursuant to the Second Lien Amendment, the interest rate on the loans issued under the Second Lien Credit Agreement increases from and after the Amendment Closing Date (x) with respect to eurodollar loans, from 8.75% to 13.00%, and (y) with respect to ABR loans, from 7.75% to 12.00%. In addition, from and after the Amendment Closing Date, the interest rate floor applicable to such loans increases by .50% with respect to both the eurodollar loans and ABR loans. The Second Lien Amendment extends the period in which the Company is permitted to pay interest in kind on the loans from December 13, 2020 to December 13, 2021 but only if the following occurs: (1) the Company receives a “warning letter close-out letter” from the Federal Drug Administration in response to corrective actions taken by the Company since receipt of the warning letter in November 2019 and (2) the Company receives a written recommendation from the Federal Drug Administration setting forth its approval decision in respect of the pre-approval inspection for commercial production on the newly installed injectable line at the Company’s New Jersey facility. If only one of those items occurs by December 13, 2020, then the Company may still elect to pay interest in kind during 2021, but only from the time the second condition has been satisfied until December 13, 2021. Thereafter, a portion of interest on the loans accruing at a rate of 4.25% per annum may continue to be paid in kind. The Second Lien Credit Agreement also provides that in the event of receipt of net proceeds from a disposition triggering a mandatory prepayment under the Second Lien Credit Agreement, net proceeds of such disposition will be applied as follows: (i) first, to be retained by the Company or applied to amounts outstanding under the First Lien Credit Agreement until such time as liquidity of the Company and its subsidiaries equals $10 million, (ii) next to amounts outstanding under the First Lien Credit Agreement (without a permanent reduction in the revolving loan commitments of the lenders) until such amounts are paid in full, and (iii) finally, to amounts outstanding under the Second Lien Credit Agreement. Pursuant to the Second Lien Amendment, Ares Capital Corporation will have the right to appoint one non-voting board observer to attend meetings of the Company’s board of directors. In respect of financial covenants set forth in the Second Lien Credit Agreement, the Second Lien Amendment makes corresponding changes to those described above with respect to the First Lien Amendment.

The foregoing summary of the terms of the First Lien Amendment and Second Lien Amendment does not purport to be a complete description and is subject to, and qualified in its entirety by, the full text of such First Lien Amendment and Second Lien Amendment, which are attached hereto as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Warrants

In connection with the transactions contemplated by the Second Lien Amendment, on April 6, 2020, the Company issued to the lenders party to the Second Lien Credit Agreement certain warrants to purchase shares of the Company’s common stock (collectively, the “Warrants”). The Warrants are exercisable for up to, in the aggregate, 5,389,949 shares of the Company’s common stock at an exercise price of $0.01 per share of common stock. The Warrants will become exercisable at any time after the Company causes the number of its authorized shares of common stock to be sufficient to allow for the issuance of the common stock underlying the Warrants, which the Company has committed to do by June 1, 2020. The Warrants will remain exercisable, in whole or in part, for a period of five years from the original issuance date of the Warrants.

The number of shares issuable upon the exercise of the Warrants is subject to customary adjustments upon the occurrence of certain events, including (i) payment of a dividend or distribution to holders of shares of the Company’s common stock payable in shares of the Company’s common stock, (ii) a subdivision, capital reorganization or reclassification of the Company’s common stock or (iii) a merger, sale or other change of control transaction.

The foregoing summary of the terms of the Warrants does not purport to be a complete description and is subject to, and qualified in its entirety by, the full text of the Warrants, a form of which is attached hereto as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description
4.1	Form of Warrant, dated as of April 6, 2020, by and among the Company and the lenders party thereto.
10.1	Amendment No. 2 to First Lien Credit Agreement, dated as of April 6, 2020, by and among the Company, its subsidiaries signatory thereto, the lenders party thereto, and ACF Finco I LP, as Administrative Agent
10.2	Amendment No. 4 to Second Lien Credit Agreement, dated as of April 6, 2020 by and among the Company, its subsidiaries signatory thereto, the lenders party thereto, and Ares Capital Corporation, as Administrative Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELIGENT, INC.

Date: April 8, 2020	By:	/s/ Damian Finio
		Name:	Damian Finio
		Title:	Chief Financial Officer